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VIKING ACQUISITION CORP. I

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Extraordinary General Meeting, you will need your 12 digit control number to vote electronically at the Extraordinary General Meeting. To attend the Extraordinary General Meeting, visit:
https://www.cstproxy.com/ [•]

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

IN PERSON – Attend the Extraordinary General Meeting in person at the offices of

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY CARD

□ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED □

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3A, 3B, 3C, 3D, 4, 5, 6, AND 7.

Proposal 1 – The Continuation Proposal — FOR AGAINST ABSTAIN ☐ ☐ ☐
Approve, by special resolution under the Cayman Islands Companies Act, the continuance of Viking as a corporation existing under the CBCA and the adoption of the Proposed Bylaws, in accordance with the applicable provisions of the Companies Act and the CBCA.

Proposal 2 – The Business Combination Proposal — FOR AGAINST ABSTAIN ☐ ☐ ☐
Approve, as a special resolution under the Cayman Islands Companies Act, the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby and by the other Transaction Documents (as defined in the Business Combination Agreement), including the Business Combination.

Proposal 3 – Advisory Charter Proposals
Vote, on a non-binding advisory basis, upon the following four (4) separate resolutions to approve material differences between the proposed Certificate of Incorporation and the Company’s existing Amended and Restated Memorandum and Articles of Arrangement and Bylaws.

Proposal 3A – Advisory Charter Proposal — FOR AGAINST ABSTAIN ☐ ☐ ☐
Provide that the Plan of Arrangement would change the authorized share capital of New NorthStar from (i) 200,000,000 Viking Class A Shares, (ii) 20,000,000 Viking Class B Shares, and (iii) 1,000,000 preference shares of a nominal par value of $0.0001 each, to (1) an unlimited number of New NS Common Shares; and (2) an unlimited number of preferred shares, issuable in series, of which none will be outstanding.

Proposal 3B – Advisory Charter Proposal — FOR AGAINST ABSTAIN ☐ ☐ ☐
Provide that the Proposed Bylaws would reduce the requisite quorum for a meeting of shareholders from (x) one or more shareholders holding at least a majority of the paid up voting share capital present in person or by proxy and entitled to vote at that meeting to (y) holders of at least 25% of the shares entitled to vote at the meeting are present in person or represented by proxy at the meeting, and at least two persons entitled to vote at the meeting are actually present at the meeting or represented by proxy.

Proposal 3C – Advisory Charter Proposal — FOR AGAINST ABSTAIN ☐ ☐ ☐
Provide that the Proposed Bylaws would include an advance notice provision that requires a shareholder to provide notice to New NorthStar in advance of a meeting of shareholders should such shareholder wish to nominate a person for election to the board of directors.

Proposal 3D – Advisory Charter Proposal — FOR AGAINST ABSTAIN ☐ ☐ ☐
Provide that the New NS Organizational Documents would not include provisions relating to the Viking Class B Shares, the Viking IPO, Sponsor, the initial business combination and other related matters.

Proposal 4 – NYSE Proposal — FOR AGAINST ABSTAIN ☐ ☐ ☐
Approve, by ordinary resolution under the Cayman Islands Companies Act, for purposes of complying with applicable listing rules of The NYSE Stock Market LLC, the issuance of New NS Common Shares in connection with the Business Combination.

Proposal 5 – Incentive Plan Proposal — FOR AGAINST ABSTAIN ☐ ☐ ☐
Approve, by ordinary resolution under the Cayman Islands Companies Act, the issuance of New NS Common Shares pursuant to the 2026 Long-Term Incentive Plan.

Proposal 6 – Director Election Proposal

FOR AGAINST ABSTAIN

Approve, by ordinary resolution under the Cayman Islands Companies Act, the election of nine directors pursuant to the Plan of Arrangement, being Stewart Bain, Beth Michelson, Charles Sirois, Paul Pizzani, Philipp von Girsewald, Bob Reeves, Denis Sirois, and Kim Crider effective upon the Closing, to hold office on the New NS Board until the close of the next annual meeting of shareholders of New NorthStar or until such directors' successors have been duly elected or appointed, or until such directors' earlier death, resignation, removal or disqualification.

Proposal 7 – The Adjournment Proposal

FOR AGAINST ABSTAIN

Approve, by ordinary resolution under the Cayman Islands Companies Act, the adjournment of the Viking Shareholders' Meeting (i) to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals or (ii) if the board of directors of Viking determines before the Viking Shareholders' Meeting that it is not necessary or no longer desirable to proceed with the proposals.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3A, 3B, 3C, 3D, 4, 5, 6, AND 7, , IF SUCH PROPOSAL IS PRESENTED AT THE EXTRAORDINARY GENERAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

CONTROL NUMBER

Signature________________________________**Signature, if held jointly**________________________________**Date**___________**2026.**

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting to be held on [•], 2026.

This notice of meeting and the accompanying proxy statement are available at: https://www.cstproxy.com/[•]

PROXY CARD FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VIKING ACQUISITION CORP. I

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2026

The undersigned hereby appoints N. Håkan Wohlin, the Chief Executive Officer of Viking Acquisition Corp. I (the "Company") as proxy (the "Proxy") with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the "Shares") at the Extraordinary General Meeting of the shareholders of Viking Acquisition Corp. I to be held on [•] at [•] a.m. Eastern Time, in person, at the offices of [•] located at [•], or virtually via live webcast at **https://www.cstproxy.com/[•]** or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy's discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3A, 3B, 3C, 3D, 4, 5, 6, AND 7, IF SUCH PROPOSAL IS PRESENTED AT THE EXTRAORDINARY GENERAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the other side)